ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (the "Agreement") dated as of June 5, 2000 by and among Earthnetmedia.com, Inc., a Nevada corporation ("EarthNetMedia"), having its principal place of business at 222 Amalfi Drive, Santa Monica, CA 90402 and Pac Pacific Group International, Inc., a California corporation presently located at 222 Amalfi Drive, Santa Monica, CA 90402 ("Pac Pacific").

                                   WITNESSETH:

     WHEREAS, on the date hereof, Pac Pacific owns all of the assets (the "Assets") which are listed on Schedule A attached to this Agreement, and,

     WHEREAS, Pac Pacific desires to sell the Assets to EarthNetMedia, and,

     WHEREAS, EarthNetMedia desires to purchase all of the Assets of Pac Pacific as disclosed on Schedule A, and,

     WHEREAS, Pac Pacific has agreed to accept and EarthNetMedia has agreed to deliver to Pac Pacific 5,257,000 shares of EarthNetMedia stock for the Assets, and,

   NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained herein, the Parties agree as follows:


                                   ARTICLE I.

     1.1   Purchase AND SALE OF SHARES.
           Pac Pacific agrees to sell and transfer all its Assets to EarthNetMedia and EarthNetMedia agrees to purchase said Assets.

     1.2   EXCHANGE OF SHARES.
           The consideration for the Assets shall be 5,257,000 common shares of EarthNetMedia.

     1.3   THE CLOSING.
           The closing of the sale and purchase of the Shares (the "Closing") shall take place at 10:00 AM June 5, 2000. The Closing shall take place at the offices of EarthNetMedia in Santa Monica, California or at such other time, place or date as the parties shall mutually agree to.

     1.4   Deliveries BY PAC PACIFIC.
           At the Closing, or as soon as practicable thereafter, Pac Pacific shall deliver to EarthNetMedia;
           (a) A Certificate certifying that the Assets held by Pac Pacific are owned by Pac Pacific free and clear of any liens or other encumbrancing documents.

           (b) Bill of Sale evidencing the Sale of all Assets to EarthNetMedia.

     1.5   DELIVERIES BY EARTHNETMEDIA
           At the Closing, or as soon as practicable thereafter, EarthNetMedia shall deliver to Pac Pacific:
           (a) A total of 5,257,000 common shares of EarthNetMedia to be transferred to Pac Pacific or their designees.


                                   ARTICLE II.
                  REPRESENTATIONS AND WARRANTIES OF PAC PACIFIC

     2.1   ORGANIZATION.
     Pac Pacific Group International, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of California with all requisite power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted, and is duly licensed, authorized and qualified to do business and is in good standing in all jurisdictions in which the conduct of its business or the ownership of its properties requires it to be so qualified, authorized or licensed.


                                  ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF EARTHNETMEDIA

         EarthNetMedia hereby represents and warrants to Pac Pacific as follows:

     3.1   ORGANIZATION.
           -------------
          EarthNetMedia is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted, and is duly licensed, authorized and qualified to do business and is in good standing in all jurisdictions in which the conduct of its business or the ownership of its properties requires it to be so qualified, authorized or licensed.

     3.2   AUTHORITY.
         EarthNetMedia has full power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement has been duly and effectively authorized by all necessary proceedings of EarthNetMedia. This Agreement is a valid and binding obligation of EarthNetMedia enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by equitable principal. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate, or conflict with, or require any consent under, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of EarthNetMedia, under any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of EarthNetMedia or of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which EarthNetMedia is a party, or by which EarthNetMedia or any of its respective properties may be bound or affected, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to EarthNetMedia or any of its respective properties. No consent or approval by, notice to or registration with any governmental authority or third party (the "Third Party Consent") is required on the part of EarthNetMedia prior to the Closing Date in connection with the execution and delivery by EarthNetMedia of this Agreement or the consummation by EarthNetMedia of any of the transactions contemplated hereby.


                                   ARTICLE IV.
                                  MISCELLANEOUS

     4.1   AMENDMENT OR SUPPLEMENT.
           This Agreement may be amended or supplemented at any time by mutual agreement of EarthNetMedia and Pac Pacific. Any amendment or supplement must be in writing.

     4.2   ENTIRE AGREEMENT.
           This Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than any documents referred to herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities.

     4.3   ASSIGNMENT.
           None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person.

     4.4   NOTICES.
           All notices and other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered personally or sent by federal courier, registered or certified mail, postage prepaid addressed as follows:


        If to EarthNetMedia:   Alie Chang, President
                               Earthnetmedia.com, Inc.
                               222 Amalfi Drive
                               Santa Monica, CA 90402

        If to Pac Pacific      Felizian Paul, President
                               222 Amalfi Drive
                               Santa Monica, CA 90402

     4.5   CAPTIONS
           The captions contained in this Agreement are for reference purposes only and are not a part of this Agreement.

     4.6   COUNTERPARTS.
           This Agreement may be executed in any number of counter-parts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     4.7   GOVERNING LAW.
           This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and entirely to be performed within such jurisdiction except to the extent federal law may be applicable.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first written above.

EARTHNETMEDIA.COM, INC.


-----------------------------
By;  Alie Chang
Its:  President


PAC PACIFIC INTERNATIONAL GROUP, INC.


--------------------------
Felizian Paul, President

                                   SCHEDULE A

 1.  LIBRARY OF FILMS

 2.  VIDEO CINEMA EQUIPMENT
     + CAMERAS
     + LIGHTING SYSTEMS
     + DIGITAL EDITING EQUIPMENT